Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com
West Corporation Reports Third Quarter 2008 Results
OMAHA, NE, October 21, 2008 – West Corporation, a leading provider of outsourced communication solutions, today announced its third quarter 2008 results.
Financial Summary (unaudited)
(Dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percent			Percent
	2008	2007	Change	2008	2007	Change
Revenue	$598.5	$531.1	12.7%	$1,675.7	$1,559.9	7.4%
Adjusted EBITDA[1]	$169.7	$149.3	13.7%	$456.0	$441.6	3.3%
Adjusted EBITDA Margin	28.4%	28.1%		27.2%	28.3%
Adjusted EBITDA Excl. Interest Income[1]	$169.4	$145.9	16.1%	$453.8	$431.3	5.2%
Cash Flow from Operations	$84.4	$55.3	52.6%	$155.1	$182.5	-15.0%
Consolidated Operating Results
For the third quarter ended September 30, 2008, revenues were $598.5 million compared to $531.1 million for the same quarter last year, an increase of 12.7 percent. Revenue

[1]	See Reconciliation of Financial Measures below.

from acquired entities2 was $59.5 million during the third quarter, including $58.3 million from Genesys.
Adjusted EBITDA for the third quarter was $169.7 million, or 28.4 percent of revenue. A reconciliation of Adjusted EBITDA to cash flow from operating activities is presented below.
Balance Sheet and Liquidity
At September 30, 2008, West Corporation had cash and cash equivalents totaling $254.9 million and working capital of $283.8 million.
At September 30, 2008, the Company had $204.0 million outstanding on its $250.0 million revolving credit facility. An additional $20.0 million was borrowed by the Company subsequent to September 30, 2008. Funding requests made to Lehman Commercial Paper Inc. of $26.0 million were not advanced to the Company. “The borrowings on the revolving credit facility were made to ensure near term liquidity,” said Paul Mendlik, Chief Financial Officer of West Corporation. The Company believes that it has sufficient liquidity to conduct its normal operations and does not believe that the potential reduction in available capacity under this revolving credit facility will have a material impact on its short-term or long-term liquidity.
During the quarter, the Company invested $21.6 million in capital expenditures primarily for software, equipment and information technology systems.
Conference Call
The Company will hold a conference call to discuss these topics on Wednesday, October 22, 2008 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West helps its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from every interaction. The Company’s integrated suite of customized solutions includes customer acquisition, customer care, automated voice services, emergency communications, conferencing and accounts receivable management services.

[2]	Acquired entities include HBF Communications (acquired in April 2008) in the Communications Services segment and Genesys (acquired in May 2008) in the Conferencing Services segment.

Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 41,000 employees based in North America, Europe and Asia. For more information, please visit www.west.com.
Forward Looking Statements
This press release contains forward looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include the ability to integrate or achieve the objectives of our recent acquisitions, West’s ability to complete future acquisitions, competition in West’s highly competitive industries, extensive regulation in many of West’s markets, West’s ability to recover on its charged-off consumer receivables, capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss of any key clients, West’s ability to purchase, and finance the acquisition of, charged-off receivable portfolios on acceptable terms and in sufficient amounts, the nature of West’s forward flow contracts, the non-exclusive nature of West’s client contracts and the absence of revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation and other risk factors described in documents filed by the company with the United States Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended June 30, 2008. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WEST CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except selected operating data)

	Three Months Ended Sept. 30,			Nine Months Ended Sept. 30,
	2008	2007	% Change	2008	2007	% Change
Revenue	$598,528	$531,098	12.7%	$1,675,716	$1,559,917	7.4%
Cost of services	254,486	228,309	11.5%	756,189	671,600	12.6%
Selling, general and administrative expenses	232,736	217,213	7.1%	657,954	616,581	6.7%

Operating income	111,306	85,576	30.1%	261,573	271,736	-3.7%
Interest expense	73,561	88,135	-16.5%	217,924	251,790	-13.5%
Other expense (income), net	1,215	(4,820)	125.2%	298	(12,928)	102.3%

Income before tax	36,530	2,261	1515.7%	43,351	32,874	31.9%
Income tax expense	13,343	(3,780)	453.0%	17,341	7,147	142.6%
Minority Interest	1,447	4,120	-64.9%	(2,255)	12,275	-118.4%

Net income	$21,740	$1,921	1031.7%	$28,265	$13,452	110.1%

SELECTED SEGMENT DATA:
Revenue:
Communication Services	$272,395	$273,945	-0.6%	$825,170	$810,915	1.8%
Conferencing	260,855	182,420	43.0%	686,568	542,237	26.6%
Receivables Management	66,861	76,453	-12.5%	168,314	211,234	-20.3%
Inter segment eliminations	(1,583)	(1,720)	8.0%	(4,336)	(4,469)	3.0%

Total	$598,528	$531,098	12.7%	$1,675,716	$1,559,917	7.4%

Depreciation & Amortization:
Communication Services	$18,296	$31,187	-41.3%	$55,533	$74,108	-25.1%
Conferencing	27,303	16,067	69.9%	62,454	47,707	30.9%
Receivables Management	4,815	7,002	-31.2%	17,215	15,035	14.5%

Total	$50,414	$54,256	-7.1%	$135,202	$136,850	-1.2%

Operating Income:
Communication Services	$38,894	$26,556	46.5%	$102,269	$91,856	11.3%
Conferencing	63,154	45,402	39.1%	172,712	138,996	24.3%
Receivables Management	9,258	13,618	-32.0%	(13,408)	40,884	-132.8%

Total	$111,306	$85,576	30.1%	$261,573	$271,736	-3.7%

Operating Margin:
Communication Services	14.3%	9.7%	47.4%	12.4%	11.3%	9.7%
Conferencing	24.2%	24.9%	-2.8%	25.2%	25.6%	-1.6%
Receivables Management	13.8%	17.8%	-22.5%	-8.0%	19.4%	-141.2%

Total	18.6%	16.1%	15.5%	15.6%	17.4%	-10.3%

SELECTED OPERATING DATA ($M):
Cash flow from operations	84.4	55.3
Term loan facility	2,491.8	2,376.4
Revolving line of credit	204.0	—
Multi-currency revolving credit facility	60.5	—
Senior notes	650.0	650.0
Senior subordinated notes	450.0	450.0

	Condensed Balance Sheets
	Sept. 30,	Dec. 31,	%
	2008	2007	Change
Current assets:
Cash and cash equivalents	$254,851	$141,947	79.5%
Trust cash	13,908	10,358	34.3%
Accounts receivable, net	353,115	289,480	22.0%
Portfolio receivables, current	52,790	77,909	-32.2%
Deferred income taxes receivable	19,417	33,718	-42.4%
Other current assets	53,818	44,463	21.0%

Total current assets	747,899	597,875	25.1%
Net property and equipment	315,382	298,645	5.6%
Portfolio receivables, net	113,385	132,233	-14.3%
Goodwill	1,543,846	1,329,978	16.1%
Other assets	550,259	487,759	12.8%

Total assets	$3,270,771	$2,846,490	14.9%

Current liabilities	$464,100	$410,080	13.2%
Long Term Obligations	3,845,597	3,495,529	10.0%
Other liabilities	143,216	138,297	3.6%

Total liabilities	4,452,913	4,043,906	10.1%

Minority interest	4,991	12,937	-61.4%
Class L common stock	1,125,908	1,029,782	9.3%

Stockholders’ deficit	(2,313,041)	(2,240,135)	3.3%

Total liabilities and stockholders’ deficit	$3,270,771	$2,846,490	14.9%

Reconciliation of Financial Measures
The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use earnings before interest expense, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA.” We also use “Adjusted EBITDA Excluding Interest Income,” which we define as earnings before interest expense and non-recurring interest income, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries. EBITDA, Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income should not be considered in isolation or as a substitute for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income are presented as we understand certain investors use them as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in our credit facility and indentures vary in certain respects among such agreements and from those presented below. Set forth below is a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income to cash flow from operations.

Amounts in thousands	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2008	2007	2008	2007

Cash flow from operating activities	$84,402	$55,314	$155,057	$182,497
Income tax expense (benefit)	13,343	(3,781)	17,341	7,147
Deferred income tax (expense) benefit	(11,791)	3,752	(8,094)	1,069
Interest expense	73,561	88,135	217,923	251,790
Allowance for impairment of purchased accounts receivable	—	—	(44,076)	—
Minority interest in earnings, net of distributions	174	(1,010)	7,819	(1,295)
Provision for share based compensation	(357)	(322)	(1,026)	(952)
Debt amortization	(4,096)	(3,637)	(11,657)	(11,045)
Other	(88)	(95)	(59)	336
Changes in operating assets and liabilities, net of business acquisitions	3,908	2,176	65,503	(20,309)

EBITDA	159,056	140,532	398,731	409,238
Minority interest	1,448	4,120	(2,255)	12,275
Provision for share based compensation	357	322	1,026	952
Recapitalization costs	1,000	2,517	3,113	11,092
Acquisition synergies	7,921	810	10,897	5,047
Site closures	(41)	—	(313)	—
Non-cash portfolio impairment	—	—	44,076	—
Asset impairment	—	—	739	—
Acquisition costs	—	—	(26)	—
Vertical Alliance Adjustment	—	1,009	—	2,958

Adjusted EBITDA	$169,741	$149,310	$455,988	$441,562

Interest income	378	3,384	2,169	10,216

Adjusted EBITDA Excluding Interest Income	$169,363	$145,926	$453,819	$431,346